SHARE OPTION AGREEMENT


MEMORANDUM OF AGREEMENT made as of the 15th day of March, 1995.


BETWEEN:


          ENRIQUE RUFINO MARZARI ELIZALDE, an individual residing in the City of Mendoza in the Republic of Argentina

          ("Elizalde")

                                - and -


          MINERA ANDES INC., a corporation incorporated under the laws of the Province of Alberta, with an office in the City of Spokane, in the State of Washington


          (the "Minera")


          WHEREAS Elizalde has agreed, pursuant to an Asset and Share Acquisition Agreement dated the 8th day of March, 1995 among N.A. Degerstrom, Inc., Brian Gavin, Jorge Vargas, Enrique Rufino Marzari Elizalde, Minera Andes S.A., Minera Andes Inc. and NAD (S.A.)., to grant to Minera an option to purchase the 1 common share he holds in the capital stock of Minera Andes, S.A. in consideration for $1.00

          NOW THEREFORE in consideration of the premises, mutual covenants and agreements herein contained, this agreement witnesses and it is understood and agreed by and between the parties hereto as follows:

1.        Definitions

          "Agreement" means the agreement entitled "Asset and Share Acquisition Agreement" made March 8, 1995 among N.A. Degerstrom, Inc., Brian Gavin, Jorge Vargas, Enrique Rufino Marzari Elizalde, Minera Andes S.A., Minera Andes Inc. and NAD (S.A.).

          In addition, the definitions provided for in the Agreement are incorporated herein by this reference.

2.        Grant of Option

          Subject to the provisions hereinafter contained, Elizalde hereby grants to Minera an irrevocable transferable option (the "Option") to purchase the 1 common share (the "Optioned Share") he holds in the capital stock of Minera, at a price of one-hundred ($100.00) dollars.

3.        Term of Option

          Minera may exercise the Option on or before 4:30 p.m. (Calgary time) on the date four (4) years from the Closing Date. If the Option is not exercised within the initial term, Minera may upon providing written notice to Elizalde, no later than thirty (30) days prior to the expiration of the said term and the payment of $1.00, extend the term of the agreement for a further four (4) years from the end of the initial term herby created. Minera will continue to have the option to renew this agreement for additional four (4) year terms until such time as the Option is exercised by Minera.

4.        Manner of Exercise

          Minera may exercise the Option in whole, at any time and from time to time, by notice in writing given by Minera to Elizalde at his address for notice set out in the Agreement, specifying that Minera wishes to exercise the Option for the Optioned Share and the payment in cash or certified cheque of the purchase price of the Optioned Share.

5.        Share Certificates

          Elizalde will deliver to Minera a share certificate representing the Optioned Share duly endorsed in Minera's names for transfer.

6.        Subordinate Document

          This agreement is executed and delivered by the parties hereto pursuant to and for the purposes of the provisions of the Agreement and the provisions of the Agreement shall prevail and govern in the event of a conflict between the provisions of the Agreement and this agreement.

7.        Assignment

          No party may assign its rights or obligations under this Agreement without the prior written consent of all other parties hereto, which consent will not be unreasonably withheld.

8.        Enurement

          Except as otherwise set forth herein, this Agreement shall be binding upon and enure to the benefit of the respective successors and assigns of Minera and of Elizalde.

9.        Further Assurances

          Each party hereto will, from time to time and at all times hereafter, at the request of the other party but without further consideration, do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

10.       Time

          Time shall be of the essence of this Agreement.

          IN WITNESS WHEREOF the parties hereto have hereunto executed and delivered this Agreement as of the day and year first above written.


/s/ SUSANA LORENZO                 /s/ E.R. MARZARI
------------------------------     --------------------------------------------
Witness                            ENRIQUE RUFINO MARZARI ELIZALDE


                                   MINERA ANDES INC.


                                   Per: /s/ ALLEN V. AMBROSE
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                                   Per: /s/ DENNIS BAXTER
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